Exhibit 15(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-230590 on Form S-8 and Registration Statement No. 333-242048 on Form F-3 of our reports dated July 8, 2022, relating to the financial statements of Mitsubishi UFJ Financial Group, Inc. (“MUFG”) and the effectiveness of the MUFG’s internal control over financial reporting appearing in the Annual Report on Form 20-F of MUFG for the year ended March 31, 2022.
/s/Deloitte Touche Tohmatsu LLC
Tokyo, Japan
July 8, 2022